EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

Tustin, California, November 1, 2005 - Pacific Fuel Cell Corp. (OTCBB:PFCE)

          PACIFIC FUEL CELL CORP. ANNOUNCES AGREEMENT WITH BOURNS, INC.
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                 FOR COLLABORATIVE SCALE-UP OF NANO-MEA PROCESS
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Pacific Fuel Cell Corp.  (OTCBB:"PFCE") today announced that it has entered into an agreement with Bourns, Inc. headquartered in Riverside, California to work together to attempt to scale-up PFCE's new process for making electro-catalyst and nanoMEA products to commercial scale.

Each party at its own expense will contribute equipment, personnel and technical expertise to the collaborative effort. The initial development activities are expected to take about two months to complete.

George Suzuki, PFCE President stated: "PFCE is pleased to have the opportunity to work with a prominent manufacturer of electronic components to develop a commercial production capability for its proprietary technology".

Pacific Fuel Cell Corp. is a nanotechnology company committed to the development and production of carbon nanomaterial based membrane electrode assemblies ("nanoMEAs") with reduced cost and higher performance for fuel cells in the portable and micro fuel cell market.

Bourns, Inc. is a leading manufacturer of Trimming Potentiometers, Precision Potentiometers, Automotive Position Sensors, Modular Contacts, Switches, Resistor Networks, Resistor/Capacitor Networks, Capacitor Networks and Input Devices, including Panel Controls, and Encoders. Bourns serves a broad range of markets, including telecommunications, computer, industrial, instrumentation, automotive, consumer, non-critical life support medical, audio and various other market segments. Bourns' products are manufactured according to ISO-9000 standards under Six Sigma quality programs. URL: www.bourns.com.


Contact: Stephen Godwin  (714) 564-1693     Website: www.pfce.net
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Certain matters  discussed in this press release may constitute  forward-looking statements within the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

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